SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 19, 2016

ROYALE ENERGY, INC.
(Exact name of registrant as specified in its charter)

California	0-22750	33-02224120
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3777 Willow Glen Drive
El Cajon, California 92019-4601
(Address of principal executive office)
Issuer's telephone number:  (619) 383-6600

Item 8.01                      Other Events.

On January 19, 2016, Royale Energy, Inc., was notified that the Nasdaq Hearings Panel has determined to delist the common stock of Royale Energy, Inc., from The Nasdaq Stock Market, effective at the open of business on Thursday, January 21, 2016. A copy of the press release is attached hereto as Exhibit 99.1, and incorporated by reference herein.

Effective as of the open of business on Thursday, January 21, 2016, the common stock of Royale Energy will begin trading on the OTC QB Market, using the symbol ROYL.

Item 9.01                      Financial Statements and Exhibits

Exhibit 99.1                      Press Release

A copy of the press release is attached to this Current Report as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYALE ENERGY, INC.

Date: January 20, 2016	/s/ Stephen M. Hosmer
Stephen M. Hosmer, Co-President and Chief Financial Officer